Exhibit 10.1

July 12, 2019
GameStop Corp. 625 Westport Parkway Grapevine, TX 76051 Re: Amended and Restated Letter Agreement
Ladies and Gentlemen:

This Amended and Restated Letter Agreement amends and restates that certain Letter Agreement dated July 8, 2019 in its entirety to correct certain clerical errors and is effective as of July 8, 2019.  Reference is hereby made to that certain letter regarding Termination of Stock Purchase Agreement dated July 1, 2019 from GameStop Corp. (“GameStop”) to Cool Holdings, Inc. (“Cool”) pursuant to which GameStop terminated that certain Stock Purchase Agreement dated May 9, 2019 (the “Agreement”) by and among GameStop, Simply Mac, Inc. (“Simply Mac”) and Cool (the “Termination Notice”).  Reference is further hereby made to Section 10.1(f) of the Agreement, as amended, which provides that GameStop shall have the right to terminate the Agreement upon written notice to Cool on or before July 2, 2019 if Cool has not delivered to GameStop on or before June 25, 2019 (the “Financing Deadline”) evidence (i) reasonably satisfactory to the Seller, that the Purchaser has closed on at least $4,000,000 of funding that is dedicated for the closing of the Transactions (as defined in the Agreement) (the “Financing”) or (ii) Cool has obtained written, fully executed third party commitments, in forms reasonably satisfactory to the Seller, providing for the irrevocable and unconditional commitments to the Purchaser, enforceable against such third-parties, to provide for the Financing (“Binding Financing Commitments”).  As of the date hereof, Cool has not closed a Financing or obtained the Binding Financing Commitments; however, Cool represents to GameStop that it has obtained non-binding commitments for the Financing and is currently working in good faith on the definitive documentation for the Financing or Binding Financing Commitments with such third-party investors.  Capitalized terms not otherwise defined in this letter have the meanings ascribed to them in the Agreement.

As such, and in consideration of the time, effort and expenses to be undertaken by the parties in connection with the continued pursuit of the Transaction, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the termination of the Agreement pursuant to the Termination Notice is hereby rescinded and the Agreement remains in full force and effect, subject to the modifications set forth in this letter, if, on the date hereof, Cool instructs the Escrow Agent in writing to immediately release the Deposit (in the amount of $750,000) to GameStop and takes all other action required in connection therewith (the “Deposit Release Requirements”).  If Cool does not satisfy the Deposit Release Requirements, the Termination Notice shall remain in full force and effect and Cool shall be required to immediately instruct the Escrow Agent to immediately release the Deposit to GameStop.

Subject to Cool’s satisfaction of the Deposit Release Requirements, the parties hereby further agree as follows:

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if Cool does not, on or before Thursday, July 11, 2019, deposit an additional $350,000 with the Escrow Agent, which amount shall be treated as the “Deposit” for all purposes of the Agreement (the “Additional Deposit”), and amend the Deposit Escrow Agreement with the Escrow Agent to reflect the Additional Deposit (the “Additional Deposit Requirements”), then GameStop shall have the right to terminate the Agreement on or before Thursday, July 18, 2019 by written notice to Cool (in accordance with the Agreement), in which case GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination;

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if Cool satisfies the Additional Deposit Requirements but does not, on or before Friday, July 12, 2019, (a) deliver evidence, reasonably satisfactory to GameStop, that Cool has closed on at least $2,700,000 in funding that is dedicated for the closing of the Transactions or (b) provide written fully executed third party commitments, in forms reasonably satisfactory to GameStop, providing for the irrevocable and unconditional commitments to Cool to fund at least the aggregate amount of $2,700,000 that is dedicated for the closing of the Transactions, which commitments are enforceable against the third party providers of the funding (clauses (a) and (b), the “New Binding Financing Commitments”), then GameStop shall have the right to terminate the Agreement on or before Thursday, July 18, 2019 by written notice to Cool (in accordance with the Agreement), in which case the Additional Deposit shall be released to GameStop and Cool shall instruct the Escrow Agent in writing to so release the Additional Deposit to GameStop within three (3) days of termination and Cool shall take all other action required in connection therewith (and GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination);

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if Cool obtains the New Binding Financing Commitments and the satisfies the Additional Deposit Requirements, but does not, on or before Monday, August 12, 2019, deposit an additional $350,000 with the Escrow Agent, which amount shall also be treated, together with the Additional Deposit, as the “Deposit” for all purposes of the Agreement (the “Second Additional Deposit”), and amend the Deposit Escrow Agreement with the Escrow Agent to reflect the Second Additional Deposit (the “Second Additional Deposit Requirements”), then GameStop shall have the right to terminate the Agreement on or before Monday, August 19, 2019 by written notice to Cool (in accordance with the Agreement), in which case the Additional Deposit shall be released to GameStop and Cool shall instruct the Escrow Agent in writing to so release the Additional Deposit to GameStop within three (3) days of termination and Cool shall take all other action required in connection therewith (and GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination);

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if (a) Cool obtains the New Binding Financing Commitments and satisfies the Additional Deposit Requirements and the Second Additional Deposit Requirements, (b) the Transactions have not closed by Thursday, September 12, 2019 and (c) Cool does not, on or before Thursday, September 12, 2019, deposit an additional $350,000 with the Escrow Agent, which amount shall also be treated as the “Deposit” for all purposes of the Agreement (the “Third Additional Deposit”), and amend the Deposit Escrow Agreement with the Escrow Agent to reflect the Third Additional Deposit (the “Third Additional Deposit Requirements”), then GameStop shall have the right to terminate the Agreement on or before Friday, September 20, 2019 by written notice to Cool (in accordance with the Agreement), in which case the Additional Deposit and the Second Additional Deposit shall be released to GameStop and Cool shall instruct the Escrow Agent in writing to so release the Additional Deposit and the Second Additional Deposit to GameStop within three (3) days of termination and Cool shall take all other action required in connection therewith (and GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination);

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if Cool obtains the New Binding Financing Commitments and satisfies the Additional Deposit Requirements, the Second Additional Deposit Requirements and the Third Additional Deposit Requirements (if the Closing has not occurred before September 12, 2019) and the Closing occurs on or before September 20, 2019:

*the Agreement will be deemed to be automatically amended as follows:

Section 1.3(a) of the Agreement (marked to show changes):

“(a)Total Consideration.  In consideration for the sale of Shares pursuant to Section Error! Reference source not found., the Seller shall be entitled to an amount of consideration equal to the sum of (i) the Total Closing Consideration (as adjusted pursuant to Sections Error! Reference source not found. and Error! Reference source not found.), plus (ii) the Final Inventory Amount (to the extent that it exceeds the Estimated Inventory Amount) (if any) ~~less $1,100,000~~, in accordance with Section Error! Reference source not found., plus (iii) the Final Working Capital Adjustment (to the extent that it exceeds the Estimated Working Capital Adjustment Amount) (if any), in accordance with Section Error! Reference source not found., plus (iv) the Indemnity Escrow Release Amount (if any) in accordance with Error! Reference source not found..”

Section 1.3(e)(v) of the Agreement (marked to show changes):

“(e)The “Final Inventory Amount” shall initially be the Estimated Inventory Amount and shall be increased or decreased as follows: (i) if the Closing Inventory Amount is less than the Estimated Inventory Amount, then the Final Inventory Amount shall be decreased by such shortfall; and (ii) if the Closing Inventory Amount is greater than the Estimated Inventory Amount, then the

Final Inventory Amount shall be increased by the amount of such excess.  Upon determination of the Final Inventory Amount, the Inventory Note Amount shall be increased or decreased, as applicable, to equal the Final Inventory Amount ~~less $1,100,000~~, with the adjusted Inventory Note Amount less all payments of principal and interest previously paid under the Inventory Note to be amortized over the remaining term of the Inventory Note and with interest to accrue from the original issue date of the Inventory Note; provided, however, that if the Final Inventory Amount is determined after the maturity date of the Inventory Note, (1) the amount of such increase shall be paid by the Purchaser to the Seller within five (5) Business Days of the determination of the Final Inventory Amount or (2) the amount of such decrease shall be paid by the Seller to the Purchaser within five (5) Business Days of the determination of the Final Inventory Amount and the Purchaser may as an alternative, in its sole and absolute discretion, recover such decrease from the Indemnity Escrow Fund (and, upon Purchaser’s request, Purchaser and the Seller shall, as promptly as practicable, deliver a joint written instruction to the Escrow Agent to release such amount from the Indemnity Escrow Fund to Purchaser).”

Definition of “Total Consideration” in Annex A of the Agreement (marked to show changes):

““Total Closing Consideration” means an amount equal to (i) $3,800,000~~7,250,000.00~~, less (ii) Closing Indebtedness, less (iii) Third-Party Expenses (not including any Third-Party Expenses to the extent paid by the Company at or prior to the Closing), less (iv) the Transaction Payroll Taxes, less (v) the Estimated Working Capital Adjustment Amount (if a negative number), plus (vi) the Estimated Working Capital Adjustment Amount (if a positive number), plus (vii) the Estimated Inventory Amount ~~less $1,100,000~~, less (viii) the Indemnity Escrow Amount~~, plus (ix) the Deposit~~.”

Definition of “Total Consideration” in Annex A of the Agreement (marked to show changes):

““Total Consideration” means (i) the Total Closing Consideration, plus (ii) the Final Working Capital Adjustment (if a positive number), minus (iii) the Final Working Capital Adjustment (if a negative number), (iv) plus (v) the Final Inventory Amount (if a positive number) ~~less $1,100,000~~, minus (vi) the Final Inventory Amount (if a negative number) ~~less $1,100,000~~, plus (vii) the Indemnity Escrow Release Amount.” and the form of the Inventory Note will be automatically amended such that the principal amount is the Closing Date Inventory Amount without any reduction; and

*the Sample Statement (as defined in the Agreement) will be updated, at the Closing, to reflect this amendment; and

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if the Transactions do not close on or before Friday, September 20, 2019, the Additional Deposit, the Second Additional Deposit and the Third Additional Deposit shall be released to GameStop and Cool shall instruct the Escrow Agent in writing to so release the Additional Deposit, the Second Additional Deposit and the Third Additional Deposit to GameStop within three (3) days of termination and Cool shall take all other action required in connection therewith (and GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination).

If you are in agreement with this amendment, please sign in the space provided below and return a signed copy to Cool.  This letter agreement shall be effective as of the date first written above, and it shall be deemed an amendment of the Agreement made pursuant to Section 10.3 thereof.  Except as amended by this letter agreement, the Agreement remains in full force and effect.

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Very truly yours,

COOL HOLDINGS, INC.

By:/s/ Vernon A. LoForti

Vernon A. LoForti

Senior Vice President & CFO

Agreed and Accepted:

GAMESTOP CORP.

By:/s/ Troy Crawford

Name: Troy Crawford
Title: Chief Accounting Officer

SIMPLY MAC, INC.

By: /s/ Troy Crawford
Name: Troy Crawford
Its: SVP, Controller & Assistant Secretary

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